Exhibit 10(f)



                       REORGANIZED CONSUMAT SYSTEMS, INC.

                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.       Purpose

        The purpose of this Reorganized Consumat Systems, Inc. 1996 Non-Employee Directors Stock Option Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board in order to promote long-term stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

2.       Definitions

         As used in the Plan, the following terms have the meanings indicated:

                  (a)      "Board" means the Board of Directors of the Company.

                  (b) "Company" means Reorganized Consumat Systems, Inc., a Virginia corporation.

                  (c) "Company Stock" means the Common Stock, $1.00 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan.

                  (d) "Date of Grant" means the date on which an Option is automatically awarded pursuant to Section 7.

                  (e)      "Effective Date" means April 12, 1996.

                  (f)      "Eligible Director" means a director described in
         Section 4 who has not been awarded an Option under the Plan.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" means, on any given date, the value of a share of Company Stock based upon the average of the highest and lowest reported sales prices per share of the Company Stock on such day on the NASDAQ Bulletin Board (or, if there have been no transactions, the average of the bid and asked prices).

                  (i) "Insider" means a person subject to Section 16(b) of the Exchange Act.

                  (j) "Option" means a right to purchase Company Stock pursuant to the provisions of Section 7.

                  (k) "Subsidiary" means, with respect to any corporation, a corporation more than 50% of whose voting shares are owned directly or indirectly by the Company.

3.       Administration

         The Plan shall be administered by the Board. Options shall be granted as described in Section 7. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying the grant of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be binding and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4.       Participation in the Plan

         Each director of the Company who (a) does not own or control, directly or indirectly, more than 5% of the outstanding shares of Company Stock, and (b) is not otherwise an employee of the Company or any Subsidiary and was not an employee of the Company or any Subsidiary for a period of at least one year before the Date of Grant shall be eligible to participate in the Plan.

5.       Stock Subject to the Plan

        The maximum number of shares of Company Stock that may be issued upon exercise of Options granted pursuant to the Plan shall be 100,000, subject to adjustment as provided in Section 12. Shares allocable to Options or portions thereof that expire or terminate unexercised may again be subject to an Option.

6.       Non-Statutory Stock Options

         All options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Internal Revenue Code section 422.

7.       Award, Terms, Conditions and Form of Options

         Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

                  (a) Automatic Award of Option. Each Eligible Director on the Effective Date shall automatically receive an Option to purchase 25,000 shares of Company Stock as of the Effective Date. After the Effective Date, each director newly elected for the first time who is an Eligible Director on the date of his election shall automatically receive an Option to purchase 25,000 shares of Company Stock as of the date of such election. If at any time there are not sufficient shares available to fully permit the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

                  (b) Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to such Option on the Date of Grant.

                  (c) Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee's estate, or the person to whom the rights under the Option shall have passed by will or the laws of descent and distribution, within one year of the date of the optionee's death (but not after the date described in paragraph (d)(iii) below) to the extent the optionee could have exercised the Option on the date of his death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  (d) Exercise of Options. The Option shall become exercisable in full on the later of (i) six months from the Date of Grant, and (ii) six months from the date of approval of the Plan by stockholders of the Company; provided, however, that no Option may be exercised:

                           (i) before the Plan is approved by stockholders of
                  the Company;

                           (ii) unless at such time the optionee is a director,
                  except that he may exercise the Option within twelve months of the date he ceases to be a director of the Company to the extent the Option was exercisable on the date he ceases to be a director;

                           (iii) after the expiration of ten (10) years from the
                  Date of Grant; and

                           (iv) except by written notice to the Company at its
                  principal office, stating the number of shares the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of shares of Company Stock (valued at Fair Market Value on the date of exercise) in the amount of the full Option exercise price for the shares of Company Stock being acquired thereunder.

8.       Withholding

         If the Company is required by law to withhold federal or state income taxes when an Option is exercised, the Company shall have the right to retain or sell without notice shares of Company Stock having a Fair Market Value sufficient on such date or dates as may be determined by the Board (but not more than five business days prior to the date on which such shares would otherwise have been delivered) to cover the amount of any federal or state income tax required to be withheld or otherwise deducted and paid with respect to the exercise of the Option, remitting any balance to the optionee; provided, however, that the optionee shall have the right to make other arrangements satisfactory to the Company or to provide the Company with the funds to enable it to pay such tax. Notwithstanding the foregoing, the Company shall not sell shares of Company Stock if the optionee is an Insider and such sale would cause the optionee to incur a liability under Section 16(b) of the Exchange Act.

9.       Modification, Extension and Renewal of Options

         The Board shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not enhance the rights of the director without stockholder approval or have the effect of altering, enhancing or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

10.      Termination

         The Plan shall terminate upon the earlier of:

                  (a) the adoption of a resolution of the Board terminating the Plan; or

                  (b)      April 11, 2006.

No termination of the Plan shall without his consent materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Plan.

11.      Limitation of Rights

                  (a) No Right to Continue as a Director. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

                  (b) No Stockholders Rights Under Options. An optionee shall have no rights as a stockholder with respect to shares covered by his Option until the date of exercise of the Option, and, except as provided in Section 12, no adjustment will be made for dividends or other rights for which the record date is before the date of such exercise.

12.      Changes in Capital Structure

                  (a) If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in capitalization effected without receipt of consideration by the Company (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding and conclusive on all persons.

                  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to outstanding unexercised Options as the Board deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any optionee, and the Board's determination shall be conclusive and binding on all persons for all purposes.

13.      Amendment of the Plan

         The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the stockholders no revision or amendment shall increase the number of shares subject to the Plan (except as provided in Section 12) or materially increase the benefits accruing to participants under the Plan. The Plan shall not be amended more than once every six months; provided, however, that this restriction shall not apply to an amendment required to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 or regulations thereunder.

14.      Notice

        All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Chief Financial Officer; (b) if to any optionee - at the last address of the optionee known to the sender at the time the notice or other communication is sent.

15.      Construction

         The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 12th day of April, 1996.

                             REORGANIZED CONSUMAT SYSTEMS, INC.

                             By:/S/ ROBERT L. MASSEY
                                --------------------
                                Chairman, President, and
                                Chief Executive Officer